Exhibit 10.7

August 15, 2018

TKK Symphony Acquisition Corporation

c/o Texas Kang Kai Capital Management (Hong Kong) Limited

2039, 2/F United Center,

95 Queensway Admiralty, Hong Kong

EarlyBirdCapital, Inc.

366 Madison Avenue, 8th Floor

New York, NY 10017

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between TKK Symphony Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and EarlyBirdCapital, Inc., as representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), one redeemable warrant (the “Warrants”), each redeemable Warrant entitling the holder thereof to purchase one half of one Ordinary Share at a price of $5.75 per half share, and one right to receive one-tenth of an Ordinary Share (the “Rights”). Certain capitalized terms used herein are defined in paragraph 14 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. (a)  If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Ordinary Shares beneficially owned by him or her whether acquired before, in or after the IPO, in favor of such Business Combination.

(b) If the Company anticipates that it may not be able to consummate a Business Combination within 18 months from the consummation of the IPO, the Company may, by resolution of the Company’s Board of Directors, extend the period of time to consummate a Business Combination for no more than four months. In order to extend the time available for the Company to consummate a Business Combination, the Company must issue to the holders of record of its public shares on the 18 month deadline one Potential Extension Warrant for an aggregate of up to 20,000,000 Potential Extension Warrants, or 23,000,000 Potential Extension Warrants if the underwriters’ over-allotment option is exercised in full. The undersigned hereby waives any right to receive such Potential Extension Warrants on account of the Insider Shares, but not on account of any IPO Shares they may purchase in the IPO, the open market or in private transactions.

2.  (a) In the event that the Company fails to consummate a Business Combination within the time period set forth in the Charter, the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his or her Insider Shares and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Private Warrants, all rights of which will terminate on the Company’s liquidation.

(c) [Intentionally Omitted.]

(d)  [Intentionally Omitted.]

3. The undersigned will escrow all of his or her Insider Shares pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

4.  The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Private Warrants, if any, will be subject to the transfer restrictions described in the Subscription Agreement relating to the undersigned’s Private Warrants.

5.  In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

6.  The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

7.  Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and no such person will accept any compensation or other cash payment prior to, or for services rendered in connection with, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited Payments to Insiders.”

8.  Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

9.  To the extent that the undersigned is elected/appointed to serve as a director/officer of the Company, the undersigned agrees to be a director/officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. The undersigned represents and warrants that:

(a)	he/she has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him/her or any partnership in which he/she was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

(b)	he/she has never had a receiver, fiscal agent or similar officer been appointed by a court for his/her business or property, or any such partnership;

(c)	he/she has never been convicted of fraud in a civil or criminal proceeding;

(d)	he/she/ has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e)	he/she has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him/her from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f)	he/she has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his/her right to engage in any activity described in 9(e)(i) above, or to be associated with persons engaged in any such activity;

(g)	he/she has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h)	he/she has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i)	he/she has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j)	he/she has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k)	he/she has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l)	he/she was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m)	he/she has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him/her from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n)	he/she has never been subject to any order of the SEC that orders him/her to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o)	he/she has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p)	he/she has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q)	he/she is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r)	he/she is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s)	he/she has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

10.  The undersigned has full right and power, without violating any agreement by which he/she is bound, to enter into this letter agreement and, to the extent that the undersigned is elected/appointed to serve as a director/officer of the Company, to serve as a director and/or officer of the Company.

11.  The undersigned hereby waives his/her right to exercise conversion rights with respect to any Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that he/she will not seek conversion with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto (or any tender offer related thereto) or a vote to amend the provisions of the Charter.

12.  The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Charter with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company offers holders the right to receive their pro rata portion of the funds then held in the Trust Fund.

13.  In connection with Section 5-1401 of the General Obligations Law of the State of New York, this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators. Each of the undersigned irrevocably appoints Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any proceeding relating to this letter agreement.

14.  As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Charter” shall mean the Company’s Memorandum and Articles of Association, as the same may be amended and/or restated from time to time; (iii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iv) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO and any Ordinary Shares underlying the Private Warrants; (v) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (vi) “Potential Extension Warrants” shall mean the warrants, each to purchase one half of one Ordinary Share, that may be issued if the Company seeks to extend the time it has to complete a Business Combination as described in the Registration Statement; (vii) “Private Warrants” shall mean (x) the warrants purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO and (y) the additional warrants that may be purchased in connection with the exercise of the over-allotment option by the underwriters in the IPO as described in the Registration Statement; (viii) “Registration Statement” means the registration statements on Form S-1 filed by the Company with respect to the IPO; and (ix) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

15.  Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

If to the Representative:

EarlyBirdCapital, Inc.

366 Madison Avenue, 8th Floor

New York, NY 10017

Attn: Steven Levine

Facsimile: (212) 661-4936

If to the Company:

TKK Symphony Acquisition Corporation

c/o Texas Kang Kai Capital Management (Hong Kong) Limited

2039, 2/F United Center,

95 Queensway Admiralty, Hong Kong

Attn: Sing Wang, Chief Executive Officer

with a copy (which copy shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attn: Stuart Neuhauser, Esq.

Facsimile: (212) 370-7889

16.  No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

17.  The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

By:	/s/ Sing Wang
Name:	Sing Wang

By:	/s/ Ian Lee
Name:	Ian Lee

By:	/s/ Ronald Issen
Name:	Ronald Issen

By:	/s/ Joanne Ng
Name:	Joanne Ng

By:	/s/ James Heimowitz
Name:	James Heimowitz

By:	/s/ Stephen Markscheid
Name:	Stephen Markscheid

By:	/s/ Zhe Zhjang
Name:	Zhe Zhang

By:	/s/ Hung Po Wan
Name:	Hung Po Wan

By:	/s/ Tham Kit Wan
Name:	Tham Kit Wan